Exhibit 4.73

Spousal Consent

The undersigned, Guo Jin, (Identification No.: [          ]), is the lawful spouse of Yang Qihu (Identification No.: [          ]). I hereby unconditionally and irrevocably agree to the execution of the following documents by Yang Qihu as of July 26, 2019 (the “Transaction Documents”) and the disposal of the equity interest of Lianhe Wenyu Co., Ltd. (the “VIE Company”) held by Yang Qihu and registered under his name pursuant to the provisions of the following documents:

(1)	the equity interest pledge agreement by and among Yang Qihu, Simo Music (Beijing) Co., Ltd. (the “WFOE”) and the VIE Company;
(2)	the exclusive option agreement by and among Yang Qihu, the WFOE and the VIE Company;
(3)	the voting trust agreement by and among Yang Qihu, the WFOE and the VIE Company; and
(4)	the loan agreement by and between Yang Qihu and the WFOE.

I hereby confirm that I do not enjoy any interests or rights held by Yang Qihu in the VIE Company and hereby undertake not to make any assertions in respect of the equity interest of the VIE Company. I further confirm that, Yang Qihu can perform the Transaction Documents and further amend or terminate the Transaction Documents or execute other agreements to replace the Transaction Documents absent any authorization or consent from me.

I hereby undertake to execute all necessary documents, and take all necessary actions, to ensure appropriate performance of the Transaction Documents (as amended from time to time).

I hereby agree and undertake that, if I acquire any equity interests held by Yang Qihu in the VIE Company for whatever reasons, I shall be bound by the Transaction Documents (as amended from time to time) and the exclusive business corporation agreement entered by and between the WFOE and the VIE company dated in July 26, 2019 (the “Exclusive Business Corporation Agreement”) and shall comply with the obligations of a shareholder of the VIE Company and the obligations of the Transaction Documents and the Exclusive Business Corporation Agreement (as amended from time to time) thereunder. For this purpose, upon the WFOE’s requests I, then be the shareholder of the VIE company, together with the other shareholders of the VIE company, the WFOE, the VIE company and other related parties (if any), shall execute a series of written documents in substantially the same format and content as the Transaction Documents.

[The remainder of this page is intentionally left blank]

(This page is the signature page of the Spousal Consent)

Signature:	/s/Guo Jin
Date:	July 26, 2019

Spousal Consent

The undersigned, Chu Jie, (Identification No.: [          ]), is the lawful spouse of Gu Dejun (Identification No.: [          ]). I hereby unconditionally and irrevocably agree to the execution of the following documents by Gu Dejun as of July 26, 2019 (the “Transaction Documents”) and the disposal of the equity interest of Lianhe Wenyu Co., Ltd. (the “VIE Company”) held by Gu Dejun and registered under his name pursuant to the provisions of the following documents:

(1)	the equity interest pledge agreement by and among Gu Dejun, Simo Music (Beijing) Co., Ltd. (the “WFOE”) and the VIE Company;
(2)	the exclusive option agreement by and among Gu Dejun, the WFOE and the VIE Company;
(3)	the voting trust agreement by and among Gu Dejun, the WFOE and the VIE Company; and
(4)	the loan agreement by and between Gu Dejun and the WFOE.

I hereby confirm that I do not enjoy any interests or rights held by Gu Dejun in the VIE Company and hereby undertake not to make any assertions in respect of the equity interest of the VIE Company. I further confirm that, Gu Dejun can perform the Transaction Documents and further amend or terminate the Transaction Documents or execute other agreements to replace the Transaction Documents absent any authorization or consent from me.

I hereby undertake to execute all necessary documents, and take all necessary actions, to ensure appropriate performance of the Transaction Documents (as amended from time to time).

I hereby agree and undertake that, if I acquire any equity interests held by Gu Dejun in the VIE Company for whatever reasons, I shall be bound by the Transaction Documents (as amended from time to time) and the exclusive business corporation agreement entered by and between the WFOE and the VIE company dated in July 26, 2019 (the “Exclusive Business Corporation Agreement”) and shall comply with the obligations of a shareholder of the VIE Company and the obligations of the Transaction Documents and the Exclusive Business Corporation Agreement (as amended from time to time) thereunder. For this purpose, upon the WFOE’s request, I, then be the shareholder of the VIE company, together with the other shareholders of the VIE company, the WFOE, the VIE company and other related parties (if any), shall execute a series of written documents in substantially the same format and content as the Transaction Documents.

[The remainder of this page is intentionally left blank]

(This page is the signature page of the Spousal Consent)

Signature:	/s/Chu Jie
Date:	July 26, 2019